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                                  PURCHASE AGREEMENT


          This PURCHASE AGREEMENT (the "Agreement") is dated as of June 8, 2000 (the "Signing Date") and is entered into by and among eParties, Inc., a Delaware corporation (the "Seller"), eCompanies Enterprises LLC, a Delaware limited liability company and the sole shareholder of Seller (the "Stockholder") and eToys, Inc., a Delaware corporation (the "Buyer" or "eToys").

          WHEREAS, the Buyer desires to acquire, and the Seller desires to sell, substantially all of the Seller's assets (other than the Excluded Assets (as defined below)).

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                             PURCHASE AND SALE OF ASSETS

          1.1 PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, at the Closing (as defined in SECTION 1.7), the Seller shall transfer and deliver to the Buyer, and Buyer shall purchase and accept from the Seller all right, title and interest of the Seller, as of the Closing Date (as defined in SECTION 1.7), in and to the assets of the Seller listed below (collectively, the "Purchased Assets"):

                (a) the United States and foreign patents, know-how, trade secrets, trademarks, service marks, trade names, brand names, copyrights, logos, slogans and trade references, in each case whether registered, under application or otherwise, any other intangible property used in connection with the conduct of Seller's business, and the applications therefor and the licenses with respect thereto, together with the goodwill and the business appurtenant thereto and any rights, claims or choses in action relating to or deriving from any of the foregoing listed on SCHEDULE 1.1 (a);

                (b)   the Uniform Resource Locators ("URLs") listed on
SCHEDULE 1.1(b), including, without limitation, (i) all goodwill associated therewith and inhering therein, (ii) originals of all files, correspondence and other records relating to or reflecting Seller's ownership of the URLs or right, title or interest therein, (iii) all claims of Seller against third parties relating to the URLs, (iv) any and all intellectual property and other proprietary rights associated therewith existing at any time under the laws of any jurisdiction, including, without limitation, any trademark, service mark, trade name, brand name and/or copyright rights relating thereto, all registrations and pending applications to register such rights, together with all such rights inhering in or protecting names and marks derivative of or similar to the URLs and the right to register any of the foregoing anywhere

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in the world, and (v) any and all rights of Seller pertaining to the URLs arising under any agreement, contract, commitment or other arrangement;

          (c) all technology (owned or licensed) used in connection with the operation of the eParties.com Web-site (the "Site") other than the "Party Store" portion of the Site, including, without limitation, all computer software (including all source code, object code, firmware, development tools, files, records and data and all media on which any of the foregoing is recorded) related thereto; all techniques, methods, applications and other technology relating thereto; the brands, names, logos, trademarks and service marks used in or in connection therewith; the eParties user interface and the copyrights in the design of the eParties user interfaces; all Derivative Works (as defined below); and any reference materials or other documentation, whether in printed or machine readable form relating to the operation of the Site( collectively with the assets set forth in subsections (a) and (b), the "Intellectual Property"). For purposes of this section 1 (c), "Derivative Works" means (i) without limitation, any computer program, work product, service, improvement, supplement, modification, alteration, addition, revision, enhancement, new version, new edition, remake, sequel, translation, adaptation, design, plot, theme, character, story line, concept, scene, audio-visual display, interface element or aspect, in any medium, format, use or form whatsoever, whether interactive or linear and whether now known or unknown, that is derived in any manner, directly or indirectly, from the applications used in the operation of the Site, or any part or aspect thereof, and (ii) any material or documentation related to any of the foregoing;

                (d) the agreements and contracts listed on SCHEDULE 1.1(d) (the "Contracts"), subject to the provisions of SECTIONS 1.2(b); and

                (e) all technical literature, information, records, files, books and records listed on Schedule 1.1(e).

          1.2   EXCLUDED ASSETS; CONSENTS TO ASSIGNMENT.

                (a) Notwithstanding any other provision of this Agreement, the Buyer shall not acquire any (i) of Seller's cash and cash equivalents;
(ii) of Seller's bank accounts or other similar accounts; (iii) of Seller's machinery, equipment, supplies and furniture; (iv) all assets relating to the "Party Store" portion of the Site or (v) all other books, records, contracts and other assets of the Seller not specifically listed in SECTION 1.1 above (collectively, the "Excluded Assets").

                (b) To the extent that the assignment of any Contract shall require the consent of any other party, this Agreement shall not constitute a contract to transfer the same if any attempted transfer would constitute a breach thereof. The Seller and the Buyer shall use their reasonable efforts to obtain any consent necessary to the assignment of a Contract in accordance with SECTION 5.2.

          1.3 CONSIDERATION. In consideration for the sale and delivery of the Purchased Assets the Buyer shall:

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                (a)   deliver 250,000 shares of its common stock (the
"Shares") to Seller, represented by two (2) eToys stock certificates of 175,000 shares and 75,000 shares, respectively (the "eToys Stock
Certificates"), which Seller may assign or transfer to its affiliates, the Stockholder and eCompanies Venture Group, L.P. ("eVG").

                (b) assume the Assumed Liabilities (as such term is defined in SECTION 1.4), and

                (c) perform the promises and covenants contained herein (collectively with the consideration set forth in subsections (a) and (b), the "Purchase Price").

          1.4   ASSUMPTION OF LIABILITIES.

                (a) The Buyer shall assume and thereafter shall pay and perform, satisfy and otherwise discharge. all obligations and liabilities that arise out of the use and operation of the Purchased Assets after the Closing Date (the "Assumed Liabilities")

                (b) Buyer shall not assume, and shall not at any time hereafter become liable for any liabilities of the Seller other than the Assumed Liabilities.

          1.5 ALLOCATION OF PURCHASE PRICE. The Buyer and the Seller agree that the Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation set forth on SCHEDULE 1.5. The Buyer and the Seller agree that each will report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and that neither will take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise.

          1.6   EMPLOYEES.

                (a) Seller shall have sole and complete responsibility for payment of all wages and other remuneration due to all employees, agents, independent contractors and representatives who work for Seller (the "Employees") as of the Closing Date, including without limitation, overtime, expense reimbursement, severance, accrued vacation time, sick leave and any other paid time off.

                (b) The parties to this Agreement acknowledge and agree that, although Buyer currently intends to employ, from and after the Closing Date, certain of the Employees, Buyer shall be under no obligation to do so. Each such Employee's compensation, benefits and any other terms and conditions of employment of such Employees shall be determined by Buyer and such Employee, in their respective discretion, in the event that Buyer elects to offer employment to such Employees.

                (c) Notwithstanding clause (b), to the extent permitted under Buyer's group medical plan, the Buyer shall immediately offer all hired Employees coverage under its group medical plan without the imposition of any waiting period requirement or pre-existing condition

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limitation (except to the extent that those limitations would have applied if the Employee had remained covered by the Seller's medical plan).
Furthermore, the Employees shall be credited with the amount of their payments made on or prior to the Closing Date for purposes of satisfying any deductibles and out-of-pocket maximum payments under the Buyer's health plan, to the extent Buyer's health plan will credit any such previous payments. Buyer shall incur no liability if Buyer's health plan will not credit any such previously made payments.

          1.7 CLOSING. The Closing for the sale of the Purchased Assets (the "Closing") will be held at Riordan & McKinzie , 300 South Grand Avenue, 29th Floor, Los Angeles, California , at 10:00 a.m. on June 9, 2000, or such other place or date as the parties hereto mutually agree to (the "Closing Date").

          1.8   DELIVERIES AT CLOSING.

                (a) SELLER DELIVERIES. At the Closing, the Seller will deliver to the Buyer:

                      (i) bills of sale or other documents to transfer title to the Purchased Assets; and

                      (ii)  the certificate described in SECTION 6.1.

                (b) BUYER DELIVERIES. At the Closing, the Buyer will deliver to the Seller:

                      (i) any assumption agreements necessary for the Buyer to take title to the Purchased Assets and assume the Assumed Liabilities;

                      (ii)  the certificate described in SECTION 7.1; and

                      (iii) the eToys Stock Certificates  evidencing the
                Shares, issued in the Seller's  name.

                                      ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF THE SELLER

          Each of the Seller and the Stockholder, jointly and severally, represent and warrant to the Buyer as follows:

          2.1 INVESTMENT. The Shares are being acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof in violation of the securities laws.

          2.2   NOT REGISTERED.  Seller understands that the Shares are not
(a) registered under the

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Securities Act of 1933, as amended (the "Act"), on the ground that the issuance of the Shares is exempt from registration under the Act pursuant to
Section 4(2) thereof, or (b) qualified or registered under the California Corporate Securities Law of 1968 (the "Law"), on the ground that the issuance of the Shares is exempt from qualification under the Law pursuant to Section 25102(f) thereof, and that Buyer's reliance on such exemptions is predicated on Seller's representations set forth herein. Seller understands that the Shares are "restricted securities" under Rule 144 and are subject to restrictions on resale.

          2.3   NO PUBLIC MARKET.  Intentionally omitted.

          2.4 ACCESS TO INFORMATION. Seller represents and warrants that it has the requisite knowledge and experience to assess the relative merits and risks of an investment in the Shares.

          2.5 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on the Seller's business as presently conducted (a "Material Adverse Effect"). The Seller has furnished the Buyer with copies of its Certificate of Incorporation, as amended to date (the "Certificate") and Bylaws. These copies are true, correct and complete and contain all amendments through the date hereof.

          2.6 CORPORATE POWER. At the Closing, the Seller shall have all requisite corporate power and authority to execute and deliver this Agreement, and to sell the Purchased Assets hereunder.

          2.7 SUBSIDIARIES. The Seller has no subsidiaries or affiliated companies and does not own or otherwise control, directly or indirectly, any interest in any corporation, association or business entity.

          2.8 AUTHORIZATION; NO BREACH. At the Closing, the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby have been duly authorized by all required corporate actions of the Seller and its stockholders. This Agreement constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth on SCHEDULE 2.8 or as would not have a Material Adverse Effect, the execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without due notice, lapse of time, or both) (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Purchased Assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, qualification, approval, exemption, filing or other action by or notice to any

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court or administrative or governmental body pursuant to, the Certificate or
Bylaws of the Seller, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Seller, or any of its respective properties is subject, or any other material agreement or instrument which is a Purchased Asset.

          2.9 FINANCIAL INFORMATION. Attached hereto as SCHEDULE 2.9 is the Seller's financial statement consisting of (i) its unaudited balance sheet (the "Balance Sheet") at May 31, 2000 and (ii) a schedule of assets and costs each of which has been prepared in accordance with generally accepted accounting principles.

          2.10 CONTRACTS. Listed on SCHEDULE 1.1(d) are all written contracts, agreements, leases or other commitments to which the Seller is party relating to the Purchased Assets.

          2.11 CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 2.11, no officer, director, significant employee, consultant or holder of any of its capital stock or any member of their immediate families, directly or indirectly, is interested in any contract with the Seller.

          2.12 LITIGATION, ETC. Except as set forth on SCHEDULE 2.12, there are no actions, suits, proceedings or investigations pending or threatened, or to the Seller's knowledge, claims asserted, to which the Seller or any of its directors or officers, as such, is a party, or to which property of the Seller is subject, that might result in any Material Adverse Effect, and none which question the validity of this Agreement or any action taken or to be taken in connection herewith or therewith.

          2.13 CONSENTS. Except as set forth on SCHEDULE 2.13, no material consent, approval, qualification, order or authorization of, or filing with, any governmental authority or any other person or entity required on the part of the Seller is required in connection with the Seller's valid execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated on the part of the Seller hereby.

          2.14  OWNERSHIP OF PURCHASED ASSETS. Except as set forth on
SCHEDULE 2.15, Seller has good and marketable title to all of the Purchased Assets free and clear of any claim, lien, charge, security interest or encumbrance. Upon Seller's transfer and sale of such Purchased Assets to Buyer pursuant to this Agreement, Buyer will have good and marketable title to all of such Purchased Assets, free and clear of any claim, lien, charge, security interest or encumbrance other than as set forth on SCHEDULE 2.15. Seller does not hold or use any of the Purchased Assets pursuant to any lease, conditional sales contract, franchise or license.

          2.15 INTELLECTUAL PROPERTY. Except as would not have a Material Adverse Effect, the Seller has sufficient title and interest in, or the right to use, all Intellectual Property of the Seller in its business as now conducted. Except as set forth on SCHEDULE 2.15, no claim has been made or to the best of the Seller's knowledge, is threatened with regard to any third party intellectual property, including any allegation of intellectual property infringement or misappropriation or of any breach or default of an intellectual property license or similar agreement. Each of the Seller's (i) patents and patent applications, (ii) registered copyrights and copyright applications, (iii) trademarks and service

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marks and applications for trademarks and service marks, and (iv) mask work registrations and mask work registration applications are set forth on
SCHEDULE 1.1(a) OR 1.1(b).

          2.16 TAXES. The Seller has filed all tax returns that are required to have been filed on or before the Closing Date with appropriate federal, state, county and local governmental agencies or instrumentalities. All such tax returns, in all material respects, are complete and accurate and in accordance with all legal requirements applicable thereto. The Seller has paid or established adequate reserves for all income, franchise and other taxes, assessments, governmental charges, penalties, interest and liens due and payable by it on or before the Closing Date. There is no pending dispute with any taxing authority relating to any of the Seller's tax returns, and the Seller has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Seller for which there is not an adequate reserve reflected on the Balance Sheet. The Seller (i) has neither agreed to make nor is required to make any adjustment under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code") by reason of a change in accounting method and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Code. The Seller is not involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for federal, state, local or foreign income tax purposes. The Seller has not made any payments, is not obligated to make any payments, nor is a party to any contract that under certain circumstances could require it to make any payments that are not deductible as a result of the provisions set forth in Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code. For periods prior to the Signing Date, there is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, tax credits or other similar items of the Seller under (i) Section 382 of the Code, (ii) Section 383 of the Code and (iii) Section 384 of the Code. For periods prior to the Signing Date, Seller has not joined in filing any consolidated tax returns.

          2.17 BROKERS OR FINDERS. The Seller has not incurred, and will not incur, directly or indirectly, as a result of any agreement entered into or action taken by the Seller, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          2.18 COMPLIANCE WITH LAW. The operations of the Seller have not violated any federal, state or local laws, regulations or orders, to the extent any such violation would have a Material Adverse Effect. The Seller has all licenses, permits, certificates and authority from governmental agencies necessary for the conduct of its business, except for those which if not obtained would not have a Material Adverse Effect.

          2.19 EMPLOYEE MATTERS. All Employees who, as of the Closing Date, will be employed by Buyer have been terminated by Seller in accordance with any employment agreements with such Employees.

          2.20 NO OTHER AGREEMENTS TO SELL THE PURCHASED ASSETS . Seller, has no legal obligation, to any other person or entity to sell the Purchased Assets, to sell a majority of the capital stock of

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Seller or to effect any merger, consolidation or other reorganization of
Seller or to enter into any agreement with respect to any transaction described in this sentence.

          2.21 NO WARRANTIES. Except as specifically set forth otherwise in this Agreement, all of the Purchased Assets are purchased by the Buyer in an "AS IS" CONDITION, "WITH ALL FAULTS, INCLUDING BUT NOT LIMITED TO BOTH LATENT AND PATENT DEFECTS." NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY THE SELLER, AND THE BUYER WAIVES ALL SUCH WARRANTIES, OTHER THAN AS SET FORTH EXPRESSLY IN THIS AGREEMENT, REGARDING THE TITLE, CONDITION AND USE OF THE PURCHASED ASSETS, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                     ARTICLE III

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER

          The Buyer represents, warrants and covenants to the Seller:

          3.1 ORGANIZATION AND POWER; FOREIGN QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the business of the Buyer. The Buyer has all necessary corporate power and authority to own, lease and operate its properties, and to carry on its business, as such is now being conducted.

          3.2 AUTHORIZATION AND ENFORCEABILITY OF AGREEMENTS. As of the Closing, the Buyer will have all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. At the Closing, this Agreement will be duly and validly authorized by and approved by all requisite corporate action (including stockholder approval) on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally and except as enforcement may be limited by general principles of equity. No further approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Buyer of this Agreement, or the consummation by the Buyer of the transactions contemplated hereby including the issuance of the Shares.

          3.3 NO CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the issuance of the Shares) will (a) violate any provisions of the charter or bylaws of the Buyer, (b) violate, or be in conflict with,

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or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Buyer or any of its properties or assets or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of the Buyer's business.

          3.4 LITIGATION. There are no actions, suits, proceedings or investigations, pending or threatened, or the Buyer's knowledge, claims asserted, to which Buyer or any of its directors or officers is a party, to which the property of Buyer is subject or which relates to or affects the transactions contemplated by this Agreement.

          3.5 PURCHASE PRICE. The issuance of the Shares to Seller has been duly authorized. When issued in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, charges and encumbrances. As soon as reasonably practicable but no later than thirty (30) days from the Signing Date, Buyer shall file a registration statement ( the "Shelf Registration Statement") on Form S-3 (or any successor form to S-3) in respect of 175,000 of the Shares, shall use reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Act on or prior to 90 days from the Signing Date, and shall use reasonable efforts to keep effective the Shelf Registration Statement until the first anniversary of the Closing Date. Notwithstanding the foregoing, if after the filing of the Shelf Registration Statement, Buyer is notified by the Securities and Exchange Commission (the "Commission") that the Commission will not be reviewing the Shelf Registration Statement, Buyer agrees to file with the Commission, within three (3) business days of the receipt of such notification an acceleration request letter (the "Acceleration Request Letter") requesting that the Shelf Registration Statement be declared effective as soon as possible but in no event later than two (2) business days after the date of the Acceleration Request Letter. The Shelf Registration Statement may be used to sell the Shares to the public by Seller, it affiliates, Stockholders or eVG. Such Shares may be freely transferred by Seller at any time thereafter subject to a volume restriction of no more than 35,000 shares per trading day. In connection with such registration, Buyer shall indemnify Seller, its officers, directors, stockholders and any transferees of the Shares ("Indemnified Parties") against any claim, loss, damage, liability, cost or expense (including costs of investigation, defense or settlement) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, or related prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Buyer of the Act or any rule or regulation promulgated under the Act applicable to the Buye in connection with such registration. Buyer will reimburse each Indemnified Party for any legal and any other expenses reasonably incurred, as incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. If the indemnification provided for in this section shall for any reason be unavailable to an

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Indemnified Party in respect of any loss, claim, damage, liability, cost or expense or any action in respect thereof then Buyer shall in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party (including costs of investigation, defense or settlement) as a result of such loss, claim, damage of liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Buyer on the one had and the Indemnified party on the other with respect to the statements or omission which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. Within twelve (12) months of the Closing Date, the remaining 75,000 Shares may be sold, at the discretion of Seller or its Stockholders or assignees, pursuant to Rule 144 without compliance with the registration requirement of the Act.

                                      ARTICLE IV

                                       LEGENDS

          4.1 LEGENDS.  The Shares shall bear the following legends:

                THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH TRANSFER MAY BE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE SECURITIES ACT IS OTHERWISE UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT.

                                      ARTICLE V

                                      COVENANTS

          5.1 COVENANTS PENDING CLOSING. The Seller agrees that from the date hereof to the Closing Date, it will:

                (a) operate its business substantially as now operated and only in the ordinary course and, to the extent of and consistent with such operation, use reasonable efforts to preserve intact the present business organization and the relationships with persons having business dealings with the Seller;

                (b) maintain its books, accounts and records, in the usual, regular and ordinary manner and consistent with past practice;

                (c) refrain from disposing of or encumbering any of the Purchased Assets; or

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                (d)   not amend, adversely modify or terminate any Contract.

          5.2   CONSENTS AND APPROVALS; FULFILLMENT OF CONDITIONS.  The
Seller and the Buyer will use their reasonable efforts (a) to obtain all necessary consents and approvals of governmental and regulatory authorities to the consummation of the transactions contemplated by this Agreement, (b) to obtain all other consents necessary or advisable in connection with the transactions contemplated by this Agreement, including consents to the assignment of the Contracts, and (c) to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with and fulfilled by them prior to or at the Closing Date. All regulatory filings or consent payments shall be at Buyer's expense.

          5.3 ACCESS. Prior to the Closing, the Seller agrees to permit the Buyer and its employees, agents and representatives to have reasonable access to the properties, assets, books and records, contracts and other documents of the Seller, on reasonable prior notice to and approval of the Seller, during regular business hours

          5.4 DISCLOSURE OF BREACH DISCOVERED. In the course of their due diligence whether before, upon or following the date first above written and prior to the Closing Date, should a party discover any material fact or omission to disclose a material fact that they believe to constitute a breach of a representation or warranty hereunder, such party shall promptly disclose such fact or omission to all other parties hereto. In the event that the discovering party proceeds with signing this Agreement and/or a Closing despite actual knowledge of any such fact or omission, for all purposes such actual knowledge shall result in a waiver of the applicable breach of this Agreement.

          5.5 PUBLICITY. Prior to the Closing, neither the Seller or Stockholder, on the one hand, nor the Buyer, on the other hand, nor any of their agents or affiliates, shall either directly or indirectly make any press release or other public communication after the date hereof with respect to the transaction contemplated hereby without the prior written consent of all other parties hereto (which shall not be unreasonably withheld) unless required by applicable law, rule or regulation (including the rules and regulations of any securities exchange) to make such a communication.

          5.6 DISCHARGE OF LIABILITIES. The Buyer shall fully, faithfully and promptly discharge each of the Assumed Liabilities as and when due and dischargable, according to the terms of the respective Assumed Liability.

          5.7 MAINTENANCE OF RECORDS. The Buyer shall: (i) protect, preserve and maintain all books and other records constituting Purchased Assets (the "Records") for five (5) years after the Closing using the same duty of care as the Buyer uses for its own records, (ii) not dispose of any Record earlier than the time period stated in clause (i) without first giving the Seller at least three months advance written notice of such destruction and obtaining the Seller's written consent thereto, and (iii) grant the Seller access to the Records at any reasonable time, and from time to time, upon request by the Seller.

          5.8 MAINTENANCE OF THE SITE. The Seller and Buyer hereby agree to continue to operate the Site for a period from the Closing Date through August 31, 2000 unless mutually agreed otherwise. Buyer agrees to pay to Seller a flat fee of $5,500.00 per month (on June 6, July 1 and August 1) to cover all costs and expenses relating to the hardware, software and real estate required to operate the Site. For purposes of clarification, in the event the actual costs and expenses of operating the Site are greater than $5,500, Seller shall pay such costs and expenses and in the event the actual costs and expenses of operating the Site are less than $5,500, Buyer shall not be reimbursed or credited for any such excess amounts.

          5.9 NO SALE OF PURCHASED ASSETS. The Seller hereby agrees that it shall not sell, lease, dispose of or encumber any of the Purchased Assets or any copies or duplicates thereof other than pursuant to this Agreement.

          5.10 ON-GOING BUSINESS OPERATIONS. The Seller hereby agrees that it shall not conduct on-going business operations and shall notify Buyer if it liquidates, distributes its assets and dissolves or otherwise reclassifies its corporate identity.

                                      ARTICLE VI

                      CONDITIONS TO THE OBLIGATIONS OF THE BUYER

          The obligations of the Buyer hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Buyer):

          6.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (unless such representation speaks as of an earlier date, in which case it shall be true and correct as of such date); the Seller shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed prior to the Closing; and at the Closing, there shall be delivered to the Buyer a certificate to such effect signed by an authorized officer of the Seller, which certificate shall have attached thereto (a) a certificate of good standing in respect of the Seller dated on or about the date hereof, and (b) a certified copy of the Certificate of Incorporation of the Seller.

          6.2 ABSENCE OF LITIGATION OR INVESTIGATION. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

          6.3 TRANSFER OF URLS. The Seller shall have completed and delivered to Buyer a Network Solutions, Inc Registrant Name Change Agreement in favor of Buyer, duly executed and notarized, for each URL listed on
SCHEDULE 1.1(b).

          6.4   EMPLOYMENT OFFER/NON-COMPETITION AGREEMENT.   David Haddad
shall have (i) accepted Buyer's offer of employment, and (ii) entered into a Non-Competition Agreement with the Buyer substantially in the form attached hereto as EXHIBIT A.

          6.5 DELIVERY OF DOCUMENTS. The documents described in SECTION 1.8(a) hereof shall have been delivered to the Buyer.

          6.6 CONSENTS. The Seller shall have obtained all necessary consents to transfer the Purchased Assets other than the Consent to Assignment of the Connect Services Agreement, effective as of October 25, 1999, between MapQuest.com, Inc. and Seller, which consent Seller shall use reasonable efforts to obtain.

          6.7 APPROVAL OF BUYER'S BOARD OF DIRECTORS. The Board of Directors of Buyer shall have authorized and approved of each of (a) the terms and conditions of this Agreement, (ii) the transactions contemplated under this Agreement and (iii) the execution of this Agreement by a duly authorized officer of Buyer.

                                     ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF THE SELLER

          The obligations of the Seller hereunder are subject to the fulfillment or satisfaction at or prior to the Closing of each of the following conditions (any one or more of which may be waived by the Seller):

          7.1 REPRESENTATIONS AND WARRANTIES OF THE BUYER. All representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the date made and shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (unless such representation speaks as of an earlier date, in which case it shall be true and correct as of such date); the Buyer shall have performed and satisfied in all material respects all covenants, conditions and agreements required or contemplated by this Agreement to be performed and satisfied by it at or prior to the Closing; and at the Closing, the Buyer shall deliver to the Seller, a certificate to such effect signed by an authorized officer of the Buyer.

          7.2 ABSENCE OF LITIGATION OR INVESTIGATION. No preliminary or permanent injunction or other order of any court or governmental agency or instrumentality shall have issued or been entered and remain in effect which prohibits the consummation of the transactions contemplated by this Agreement.

          7.3. DELIVERY OF DOCUMENTS. The documents and Purchase Price described in SECTION 1.8(b) hereof shall have been delivered to the Seller.

                                    ARTICLE VIII

                                    TERMINATION

          8.1 INDEMNIFICATION. Subject to SECTION 8.4, Seller and Stockholder, jointly and severally, shall indemnify and hold harmless Buyer against any loss, cost or damage, including but not limited to reasonable attorneys' fees and costs ("Losses"), incurred by Buyer in any action or claim resulting from (i) any inaccuracy in, or breach of, any representations, warranties or covenants of Seller or Stockholder contained in this Agreement, and (ii) any use of the Purchased Assets by Seller prior to the Closing Date.

          8.2 NOTICE. Buyer shall give timely written notice to Seller and Stockholder as soon as practical after Buyer becomes aware of any condition or event that gives rise to Losses for which indemnification is sought under this Section. The failure of Buyer to give timely notice shall not affect Buyer's rights to indemnification hereunder except to the extent that Seller or Stockholder demonstrates actual damage caused by such failure.

          8.3   REIMBURSEMENT OF LOSSES; NOTICE OF ARBITRATION.  Subject to
Section 8.4 within thirty (30) days of receipt of the notice specified in
SECTION 8.2 above, Seller and Stockholder shall either (i) reimburse Buyer, by certified or bank cashier's check, for the Losses for which indemnification is sought by such notice, or (ii) provide written notice to Buyer of its objection to the indemnification sought by Buyer and their election to arbitrate the dispute pursuant to the provisions set forth in
SECTION 9.4 below. The failure of Seller to provide Buyer with the notice specified in (ii) above within the allotted time shall constitute a waiver of any objection to the indemnification then sought by Buyer. The resolution of any third party claim giving rise to indemnification hereunder shall be controlled by Seller.

          8.4 LIMITATION ON INDEMNIFIED LOSSES. Neither Seller nor Stockholder shall have any obligations (i) with regard to indemnification claims made after March 31, 2001, (ii) to reimburse Buyer for Losses aggregating less than $50,000, (iii) with respect to Seller, to reimburse Buyer for Losses in excess of the proceeds of the sale of Shares on the public market received by Seller less all amounts paid to employees, lenders and other creditors of Seller or (iv) with respect to Stockholder, to reimburse Buyer for Losses in excess of (A) $1,500,000 with respect to the representations and warranties contained in Sections 2.1, 2.2, 2.4, 2.5, 2.6, 2.8, 2.16, 2.17, 2.20 and 10.9, and with respect to the representations and warranties contained in Sections 2.13, 2.14 and 2.15 solely in the event written notice of a potential requirement, title defect or infringement, as applicable was received by an officer of Seller or Shareholder prior to the Signing Date or (B) $150,000 with respect to all other Losses, provided that Stockholder's obligation to reimburse Buyer in connection herewith shall not exceed $100,000.

                                      ARTICLE IX

                                     TERMINATION

          9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, as follows, and in no other manner:

                (a) By agreement of the Buyer on the one hand, and the Seller on the other hand, approved by the respective Boards of Directors of the Buyer and the Seller.

                (b) By the Board of Directors of the Buyer if (i) at any time there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the Seller in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to the Seller; (ii) any of the conditions set forth in ARTICLE V hereof shall not have been met in all material respects by June 30, 2000.

                (c) By the Board of Directors of the Seller if (i) there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the Buyer in any of the representations, warranties or covenants under this Agreement which breach is not curable, or if curable, is not cured within 30 days after written notice of such breach is given to the Buyer; or (ii) any of the conditions set forth in ARTICLE VI hereof shall not have been met in all material respects by June 30, 2000.

          9.2 EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to SECTION 7.1, all obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of either party to another, except for the obligations set forth in SECTION 8.1, PROVIDED, HOWEVER, that the parties shall remain obligated for any breach of this Agreement.

                                      ARTICLE X

                                  GENERAL PROVISIONS

          10.1 EXPENSES. Except as otherwise provided in this Agreement, all expenses incurred pursuant to this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expense. All external costs of transferring the Purchased Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes shall be paid by the Buyer.

          10.2 SURVIVAL. The representations and warranties of the Seller, in this Agreement shall survive the Closing Date until March 31, 2001. The representations and warranties of the Buyer shall survive until the September 9, 2001. The covenants contained in this Agreement shall survive until performed in accordance with their respective terms.

          10.3 FURTHER ASSURANCES. Each party hereto agrees to use such party's reasonable best efforts to cause the conditions to such party's obligations herein set forth to be satisfied at or prior to the Closing insofar as such matters are within its control. Each of the parties agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by any other party to evidence its rights hereunder.

          10.4 NOTICES. Any notices hereunder shall be deemed sufficiently given by one party to another only if in writing and if and when delivered or tendered by personal delivery or as of five (5) business days after deposit in the United States mail in a sealed envelope, registered or certified, with postage prepaid, twenty-four (24) hours after deposit with an overnight courier, or five (5) hours after confirmation of delivery by facsimile, addressed as follows:

          If to the Buyer:        eToys, Inc.
                                  3100 Ocean Park Boulevard, Suite 300
                                  Santa Monica, CA  90405
                                  Attention: Peter M. Juzwiak
                                  Telephone:  310 664 8342
                                  Telecopy:   310 664 8562

          If  to the Seller:      eParties, Inc.
                                  2120 Colorado Avenue, 4th Floor
                                  Santa Monica, CA 90404
                                  Attention:  Legal Department
                                  Telephone:   (310) 586-4000
                                  Telecopy:    (310) 586-4285

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SECTION 8.4. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom it is given. Any party may unilaterally change any one or more of the addresses to which a notice to the party or its representative is to be delivered or mailed, by written notice to the other party hereto given in the manner stated above.

          10.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and assigns. Notwithstanding the foregoing, the rights and obligations of the parties hereunder are not assignable to another person without the prior written consent of all other parties hereto.

          10.6 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement and the agreements ancillary hereto, supersede any and all agreements heretofore made, written or oral, relating to the subject matter hereof, and constitute the entire agreement of the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by the Buyer on the one hand and the Seller on the other hand. No waiver shall be binding unless executed in writing by the party making such waiver.

          10.7 SEVERABILITY. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision is held to be invalid or unenforceable, such provision shall be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable.

          10.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without regard to its conflict of laws provisions.

          10.9 BULK SALES COMPLIANCE. The Buyer, the Seller and Stockholder waive compliance with the provisions of the applicable statutes relating to bulk transfers or bulk sales and Seller shall indemnify and hold Buyer harmless from any claims of Seller's creditors as a result of such waiver.

          10.10 INTERPRETATION. As used anywhere in this Agreement, any representation or warranty given to the knowledge of the Seller shall mean to the actual knowledge of the chief executive officer and chief financial officer of the Seller.

          10.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

          10.12 RECITALS, SCHEDULES AND EXHIBITS. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

          10.13 SECTION HEADINGS. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          10.14 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, or arising out of or relating in any way to the relationship between the parties, shall be determined by binding arbitration. The arbitration proceedings shall be held and conducted in accordance with California Code of Civil Procedure Section 1282-1284.2, with the power to grant equitable relief, including injunctions and temporary restraining orders. California Code of Civil Procedure Section 1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles

County, California. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction. The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph. If the parties do not agree upon an arbitrator within ten
(10) days after a written demand for arbitration is served upon one party by the other, the arbitrator shall be appointed pursuant to Section 1281.6 of the California Code of Civil Procedure; provided, however that only persons who are retired Superior Court, California Appellate Court or federal judges or lawyers admitted to the bar for at least twenty (20) years and classified as "A-v" by the Martindale Hubbell Law Directory shall be eligible to be selected as an arbitrator.

          8.15 ATTORNEYS FEES. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred therein, in addition to any other relief to which it or they may be entitled. The court or arbitrator shall consider, in determining the prevailing party, (a) which party obtains relief which most nearly reflects the remedy or relief which the parties sought, and (b) any settlement offers made prior to commencement of the trial in the proceeding.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

"BUYER"                                 eToys Inc., a Delaware corporation



                                        By:
                                           ------------------------------------
                                              Name:
                                              Title:


"SELLER"                                eParties, Inc., a Delaware corporation



                                        By:
                                           ------------------------------------
                                              Name:
                                              Title:



"STOCKHOLDER"                           eCompanies Enterprises LLC, a Delaware
                                        limited liability company



                                        By:
                                           ------------------------------------
                                              Name:
                                        Title:

                                      SCHEDULES


SCHEDULE 1.1(a):

Trademark registration number for "eParties" - 75-813953
Trademark registration number for "eParty" - 75-813954


SCHEDULE 1.1(b):

Registered owner for the following URLs

eParties.com
e-parties.org
ivite.net
evitation.org
einvitation.org
ivite.org
einvitations.org
einvite.org
e-invitation.org
ivitation.com
ivitation.net
ivitation.org
e-invite.org


SCHEDULE 1.1(d):

Connect Services Agreement, effective as of October 25, 1999, between MapQuest.com, Inc. and eParties, Inc.

Priority Support Agreement, executed on October 25, 1999 by Lundeen & Associates and eParties, Inc.

Master Agreement for Professional Services dated October 13, 1999 between eCompanies Enterprises LLC and WebEasy, Inc., to which eParties, Inc. succeeded as beneficiary of such agreement

SCHEDULE 1.1(e):

Customer Service Manual
List of Frequently Asked Questions
Summary of email inquiries

List of Customer Comments
Business Logic -- Java class file documentation
Website Architecture: directory tree structure of the application server and description of corresponding subdirectories and database schema (eParties application)
Weasel Template files -- documentation of WEASEL Template files
Server Configuration
Hosting Facility Information -- Exodus
Site Down Procedures


SCHEDULE 1.5:  TO BE PROVIDED BY SELLER POST-CLOSING


SCHEDULE 2.8:

Consent to Assignment of Connect Services Agreement, effective as of October 25, 1999, between MapQuest.com, Inc. and eParties, Inc.


SCHEDULE 2.9:  SEE ATTACHED DOCUMENTS


SCHEDULE 2.11:

Services Agreement by and between eCompanies Enterprises LLC and the Company dated December 13, 1999, and related promissory notes.

Promissory Note made by eCompanies Enterprises LLC in favor of the Company (equity purchase).

Promissory Note made by the Company dated May 2000 in favor of eCompanies Enterprises LLC.

Convertible Promissory Note made by the Company in favor of eCompanies Venture Group, L.P. dated February 10, 2000.

Convertible Promissory Note made by the Company in favor of eCompanies Venture Group, L.P. dated March 10, 2000.


SCHEDULE 2.12:  See Schedule 2.15

SCHEDULE 2.13:

Consent to Assignment of Connect Services Agreement, effective as of October 25, 1999, between MapQuest.com, Inc. and eParties, Inc.


SCHEDULE 2.15: A claim has been made by 411 Unlimited, LLC with respect to its alleged trademark rights in the mark "E-Party" and Seller's use of the "eParty" and "eParties" marks. Seller currently is seeking to resolve the matter.


                                         iii